ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov
Filed in the Office of
Ross Miller
Secretary of State
State of Nevada

Document Number:
20090486113-44
Filing Date and Time:
06/16/2009 11:45 AM
Entity Number:
E0186302007-0

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Caribbean Villa Catering Corporation

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3: The aggregate number of shares of all class of stock which the Corporation shall be authorized to issue is One Hundred Twenty Five Million 125,000,000 shares of Common Stock, par value $0.001.

Each one (1) share of the Corporation's Common Stock, par value $0.001, issued and outstanding as of June 11, 2009, shall be converted into twenty (20) shares of the Corporation's Common Stock, par value $0.001. Any fractional shares resulting from such conversions will be rounded up to the nearest whole number.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation' nave voted in favor of the amendment is:  72.58%

4. Effective date of filing: (optional)

5. Signature: (required)

/s/ Robert Seeley
Signature of Officer